SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2009

MOQIZONE HOLDING CORPORATION.
(Exact name of registrant as specified in Charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
(949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K/A, unless the context otherwise requires, all references to ‘we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to Moqizone Holding Corporation and its direct and indirect subsidiaries including MobiZone Hong Kong, MoqiZone Cayman and Shanghai MoqiZone as at the date of this Current Report on Form 8-K, and following the closing of the transactions contemplated by the Exchange Agreement.

EXPLANATORY NOTE

We are amending our Current Report on Form 8-K filed on September 25, 2009 to re-state Item 1.01 as follows:

Item 1.01            Entry into a Material Definitive Agreement.

As a result of disputes with the shareholders of Shenzhen Mellow Technology Company Limited (“SZ Mellow”), a company with whom our subsidiary Shanghai MoqiZone has an Exclusive Business Cooperation Agreement and certain ancillary agreements, including an Equity Pledge Agreement, Exclusive Option Agreement, Loan Agreement and Irrevocable Power of Attorney (the “SZ Mellow Agreements”), on September 21, 2009, in accordance with the terms of the SZ Mellow Agreements, we sent out a 30 days' prior written notice to SZ Mellow stating our intention of terminating the SZ Mellow Agreements.

                            In order to continue our business and operations as planned, on September 25, 2009, our wholly owned subsidiary, Shanghai MoqiZone entered into an Exclusive Business Cooperation with Shenzhen Alar Technology Limited (“SZ Alar”). Other ancillary agreements signed at the same time between Shanghai MoqiZone and SZ Alar are the Equity Pledge Agreement, Exclusive Option Agreement, Loan Agreement, and Irrevocable Power of Attorney (collectively, the “SZ Alar Agreements”). All SZ Alar agreements include similar terms with the SZ Mellow Agreements that we intend to terminate. Also on September 25, 2009, Beijing Tai Ji Tong Gong Electronic Technology Company Limited (“Tai Ji”) agreed to grant a WiMax sub-license to SZ Alar for the use of 3400-3430 MHz and 3500-3530 MHz radio frequencies belonging to People’s Liberation Army of China (“PLA”) exclusively for commercial purposes throughout China.  Tai Ji has informed us that it will terminate its current sub-license with SZ Mellow.  As a result of the SZ Alar Agreements between Shanghai MoqiZone and SZ Alar, we do not anticipate any significant interruption in our business or operations as a result of our terminating the agreements with SZ Mellow.

                             As in the case of the agreements with SZ Mellow, neither we, nor our subsidiary Shanghai MoqiZone owns any equity interests in SZ Alar. Our business relationship with SZ Alar is based on contractual arrangements that we call “Sina Structure Portal Arrangement” agreements.

These agreements are summarized below.

Exclusive Business Cooperation Agreement. Pursuant to the exclusive ten year business cooperation agreement between SZ Alar and Shanghai MoqiZone, Shanghai MoqiZone has the exclusive right to provide to SZ Alar comprehensive technology and consulting services related to the business of SZ Alar. In consideration for such services, Shanghai MoqiZone is entitled to receive 100% of the net income of SZ Alar.

Equity Pledge Agreement. Under the equity pledge agreement among  SZ Alar, the shareholders of SZ Alar and Shanghai MoqiZone, the shareholders of SZ Alar pledged all of their equity interests in SZ Alar to Shanghai MoqiZone to guarantee SZ Alar’s performance of its obligations under the exclusive business cooperation agreement. In the event that SZ Alar were to breach its contractual obligations, Shanghai MoqiZone, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The equity pledge agreement will expire only after SZ Alar and its shareholders have fully performed their respective obligations under the exclusive business cooperation agreement.

Exclusive Option Agreement. Under an exclusive ten (10) year option agreement between SZ Alar, the shareholders of SZ Alar and Shanghai MoqiZone, the shareholders of SZ Alar have irrevocably granted to Shanghai MoqiZone or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in SZ Alar for RMB10 or the evaluation amount of consideration permitted by applicable PRC law. Shanghai MoqiZone or its designated person has sole discretion to decide when to exercise the option, whether in part or in full.

Loan Agreement. Under the loan agreement between the shareholders of SZ Alar and MobiZone Hong Kong, the parties confirmed that MobiZone Hong Kong has made an interest-free loan to the shareholders of SZ Alar solely to enable the shareholders of SZ Alar to fund the initial capitalization of SZ Alar. The loan can be repaid only by sale of the shareholder’s equity interest in SZ Alar to MobiZone Hong Kong. The term of the loan agreement is ten years from the date thereof.

Irrevocable Power of Attorney. The shareholders of SZ Alar have each executed an irrevocable power of attorney to appoint Shanghai MoqiZone as their exclusive attorneys-in-fact to vote on their behalf on all SZ Alar matters requiring shareholder approval. The term of each power of attorney is valid so long as such shareholder is a shareholder of SZ Alar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moqizone Holding Corporation
 (Registrant)

By:  /s/  Lawrence Cheung
      Name:  Lawrence Cheung
      Title:   Chief Executive Officer

Date:  September 28, 2009

EXHIBIT INDEX

10.1	Form of Exclusive Business Cooperation Agreement (Incorporated by reference to exhibit 10.1 of the Current Report on Form 8-K that we filed on September 25, 2009).

10.2	Form of Share Pledge Agreement (Incorporated by reference to exhibit 10.2 of the Current Report on Form 8-K that we filed on September 25, 2009).

10.3	Form of Exclusive Option Agreement (Incorporated by reference to exhibit 10.3 of the Current Report on Form 8-K that we filed on September 25, 2009).

10.4	Form of Loan Agreement (Incorporated by reference to exhibit 10.4 of the Current Report on Form 8-K that we filed on September 25, 2009).

10.5	Form of Irrevocable Power of Attorney (Incorporated by reference to exhibit 10.5 of the Current Report on Form 8-K that we filed on September 25, 2009).